U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (954) 364-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c)      On January 30, 2014, Elizabeth Arden, Inc. (the "Company") announced the appointment of Rod R. Little as the Company's Executive Vice President and Chief Financial Officer, effective April 1, 2014.

Mr. Little, who is 44 years old, has served as Finance Director for Procter & Gamble's Global Salon Professional division since July 2009. Mr. Little joined Procter & Gamble in 1997, after serving in the U.S. Air Force for five years. At Procter & Gamble, Mr. Little progressed through numerous leadership roles with increasing responsibility in the finance organization, including Finance Manager -- North America Salon Professional and Associate Director (Deal Manager) -- Corporate Acquisitions and Divestitures. Mr. Little is a graduate of the United States Air Force Academy and holds an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

There is no arrangement or understanding between Mr. Little and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Little and any of the Company's directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Little has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Little will receive the following compensation:

*	An annual base salary of $375,000, less applicable withholdings;
*	eligibility to participate in the Company's Management Bonus Plan at a target level of 50% of annual base salary;
*	a guaranteed bonus for the fiscal year ending June 30, 2014 of $100,000 (less applicable withholdings), payable in September 2014;
*

a one-time special incentive service-based cash award in an aggregate amount of $500,000 (less applicable withholdings), which, subject to Mr. Little's continued employment by the Company, vests in three equal installments on April 1, 2015, April 1, 2016 and April 1, 2017. This award is subject to repayment by Mr. Little if he resigns or is terminated by the Company for cause prior to April 1, 2019, and is subject to acceleration in the event of termination of Mr. Little's employment without "cause" or by him for "good reason" within two years of a "change in control" of the Company (the terms "cause," "good reason," and "change in control" having the meaning given to them under the Company's then current severance policy);

*	a one-time payment of $22,000, less applicable withholdings, in April 2014;
*

subject to the approval of the Compensation Committee of the Board of Directors (the "Compensation Committee"), a long-term incentive award of $350,000 in August 2014 (consistent with the award mix otherwise granted to the Company's executive officers in August 2014), and eligibility for future long-term incentive awards thereafter in the discretion of the Compensation Committee;

*

such other benefits as are customary for executives of the Company based in the United States, such as a car allowance, tax preparation and financial planning services, health insurance and participation in the Company's 401(K) plan; and

*	reimbursement of customary and reasonable relocation expenses in connection with the relocation of Mr. Little and his family from Geneva, Switzerland to the United States, including:
	>	temporary housing and storage of goods for up to six months;
	>	reimbursement of certain home purchase closing costs up to $25,000;
	>	a miscellaneous relocation allowance of $10,000;
	>	continued health insurance coverage for Mr. Little's family until relocation to the U.S. is complete;
	>	Payment of a cost of living subsidy of approximately $10,000 per month beginning April 1, 2014, for Mr. Little's family until relocation to U.S. is complete;
	>	reimbursement for documented losses on household appliances and automobiles;
	>	reimbursement for costs of moving of personal property; and
	>	reimbursement of reasonable travel and lodging expenses associated with house-hunting trips and final relocation of Mr. Little and his family.

Mr. Little will also be eligible for benefits under the Company's Severance Policy (a copy of which is filed as Exhibit 10.31 of the Company's Form 10-Q for the quarter ended March 31, 2010), and to enter into the Company's standard form of indemnification agreement for directors and officers of the Company (a copy of which is filed as Exhibit 10.1 of the Company's Form 8-K dated August 11, 2009).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Exhibit

99.1	Press release of Elizabeth Arden, Inc., dated as of January 30, 2014.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: January 30, 2014	By: /s/ E. Scott Beattie

E. Scott Beattie Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Elizabeth Arden, Inc., dated as of January 30, 2014.